EXHIBIT 5

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AMEREN CORPORATION                                     One Ameren Plaza
                                                       1901 Chouteau Avenue
STEVEN R. SULLIVAN                                     PO Box 66149, MC 1300
Senior Vice President,                                 St. Louis, MO  63166-6149
General Counsel & Secretary                            314.554.2098
                                                       314.554.4014 fax
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August 10, 2005

Ameren Corporation
1901 Chouteau Avenue
St. Louis, Missouri 63103

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of Ameren Corporation, a Missouri corporation (the "Company"). The Company will file on or about the date hereof with the Securities and Exchange Commission (the "Commission) a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 200,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), including the preferred share purchase rights (the "Rights") attached thereto (the Common Stock and the Rights herein collectively referred to as the "Shares"), in connection with the Ameren Corporation Employee Long-Term Savings Plan - IBEW No. 702. This opinion is given with respect to the Shares to the extent they are newly-issued shares of Common Stock.

In so acting, I have reviewed originals (or copies certified or otherwise identified to my satisfaction) of the Registration Statement (including the exhibits thereto), the Restated Articles of Incorporation and By-laws of the Company as in effect on the date hereof, corporate and other documents, records and papers and certificates of public officials. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and conformity to original documents of all documents submitted to me as copies.

On the basis of such review and assuming that (i) the applicable provisions of the Securities Act and the securities or "blue sky" laws of various states shall have been complied with, (ii) appropriate resolutions have been adopted by the Board of Directors of the Company (or a duly appointed committee or representative thereof), (iii) the Shares have been issued and delivered upon the terms specified in such resolutions and in any required orders of the Commission or other applicable regulatory approvals and (iv) the Rights shall have been issued in accordance with the terms of the Rights Agreement, dated as of October 9, 1998 ("Rights Agreement"), between the Company and EquiServe Trust Company, N.A., as Rights Agent, I am of the opinion that when the Common Stock has been issued and delivered on the terms and conditions set forth in the Registration Statement, and for the consideration contemplated by the Registration Statement, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable and the Rights will have been validly issued.

The opinion set forth above with respect to the Rights is limited to the valid issuance of the Rights under the corporation laws of the State of Missouri. In this connection, I have not been asked to express, and accordingly do not express, any opinion herein with respect to any other aspect of the Rights, the effect of any equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights or the enforceability of any particular provision of the Rights Agreement.

I am a member of the State Bar of Missouri and this opinion is limited to the laws of the State of Missouri and the federal laws of the United States insofar as they bear on the matters covered hereby.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Steven R. Sullivan